UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

A10 Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1446869
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 West Plumeria Drive

San Jose, CA 95134

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:

333-194015

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities of A10 Networks, Inc. (the “Registrant”) being registered hereunder (the “Securities”), reference is made to the information set forth under the heading “Description Of Capital Stock” contained in the Registrant’s registration statement on Form S-1 (File No. 333-194015), as initially filed with the Securities and Exchange Commission (the “Commission”) on February 18, 2014, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Securities will be included in the prospectus to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, which prospectus shall be deemed to be incorporated by reference herein.

The Securities have been approved for listing on the New York Stock Exchange under the symbol “ATEN.”

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 10, 2014	A10 NETWORKS, INC.

	By:	/s/ Lee Chen
Lee Chen
President and Chief Executive Officer